NEWS RELEASE

LUMENTUM ANNOUNCES FISCAL FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Fiscal Fourth Quarter Highlights:
•Net revenue of $392.1 million
•GAAP operating margin of 11.7%; Non-GAAP operating margin of 24.6%
•GAAP diluted net income per share of $0.28; Non-GAAP diluted net income per share of $1.15 using the “prior method” or $1.06 using the “new method” of calculating our Non-GAAP tax provision (1)

Fiscal Year 2021 Highlights:
•Record net revenue of $1.74 billion
•GAAP operating margin of 30.2%; Non-GAAP operating margin of 30.8%
•GAAP diluted net income per share of $5.07; Non-GAAP diluted net income per share of $6.31 using the “prior method” or $5.84 using the “new method” of calculating our Non-GAAP tax provision (1)

San Jose, Calif., August 18, 2021 – Lumentum Holdings Inc. (“Lumentum” or the “Company”) today reported results for its fiscal fourth quarter and full year ended July 3, 2021.
“The fourth quarter capped off a record fiscal 2021 with strong demand for our products that resulted in a book to bill of 1.2,” said Alan Lowe, President and CEO. “While demand continues to grow into the first quarter, shortages of critical semiconductor components are negatively impacting our first quarter revenue outlook by more than $30 million.”
Mr. Lowe added, “We believe, however, the continuing shift in our demand mix towards differentiated products that enable next generation customer solutions is a leading indicator for growth over the coming years.”
“By all financial measures fiscal 2021 was our best year yet, with record revenue, earnings per share, and margins, the latter achieving our previously announced target model,” said Wajid Ali, Executive Vice-President and CFO. “Due to confidence in our long-term financial performance, during the fourth quarter we repurchased 3.1 million shares, or 4% of our shares outstanding, using $241 million of our current $700 million share buyback program.”
_________________________

(1) In order to give a more meaningful perspective of our tax burden over a longer-term period, and in accordance with the SEC Non-GAAP Financial Measures Compliance and Disclosure Interpretations, beginning in our fiscal fourth quarter, Lumentum is changing its method of calculating its non-GAAP income tax provision. For this quarter only, Lumentum will provide its non-GAAP tax provisions using both the prior method, focused on current year taxes, and a new method. This change in methodology will not affect the Company’s non-GAAP operating profit, annual cash tax payments, or cash flows, but should result in higher reported non-GAAP tax provisions.

Fiscal Fourth Quarter Highlights:
Net revenue for the fiscal fourth quarter of 2021 was $392.1 million, with GAAP net income attributable to common stockholders of $21.5 million, or $0.28 per diluted share. Net revenue for the fiscal third quarter of 2021 was $419.5 million, with GAAP net income of $225.5 million, or $2.85 per diluted share. Net revenue for the fiscal fourth quarter of 2020 was $368.1 million, with GAAP net loss attributable to common stockholders of $(4.6) million, or $(0.06) per diluted share.
Using the prior method of calculating non-GAAP income taxes, non-GAAP net income for the fiscal fourth quarter of 2021 was $89.5 million, or $1.15 per diluted share. Using the prior method of calculating non-GAAP income taxes, non-GAAP net income for the fiscal fourth quarter of 2020 was $91.7 million, or $1.18 per diluted share.

Using the new method of calculating non-GAAP income taxes, non-GAAP net income for the fiscal fourth quarter of 2021 was $81.9 million, or $1.06 per diluted share. Using the new method of calculating non-GAAP income taxes, non-GAAP net income for the fiscal fourth quarter of 2020 was $80.1 million, or $1.03 per diluted share.
The Company held $1,946.0 million in total cash, cash equivalents, and short-term investments at the end of the fiscal fourth quarter of 2021, down $108.6 million from the third quarter of 2021.
Full Fiscal Year 2021 Highlights:
Net revenue for fiscal year 2021 was $1,742.8 million, with GAAP net income attributable to common stockholders of $397.3 million, or $5.07 per diluted share. Net revenue for fiscal year 2020 was $1,678.6 million, with GAAP net income attributable to common stockholders of $135.5 million, or $1.75 per diluted share.
Using the prior method of calculating non-GAAP income taxes, non-GAAP net income for fiscal year 2021 was $495.0 million, or $6.31 per diluted share. Under the prior method of calculating non-GAAP income taxes, non-GAAP net income for fiscal year 2020 was $420.5 million, or $5.42 per diluted share.
Using the new method of calculating non-GAAP income taxes, non-GAAP net income for fiscal year 2021 was $458.2 million, or $5.84 per diluted share. Using the new method of calculating non-GAAP income taxes, non-GAAP net income for fiscal year 2020 was $384.3 million, or $4.95 per diluted share.
The Company held $1,946.0 million in total cash, cash equivalents, and short-term investments at the end of the fiscal fourth quarter of 2021, up $392.2 million from the fourth quarter of 2020.

Financial Overview – Fiscal Fourth Quarter Ended July 3, 2021

	GAAP Results ($ in millions)
	Q4	Q3	Q4	Change
	FY 2021	FY 2021	FY 2020	Q/Q	Y/Y
Net revenue	$392.1	$419.5	$368.1	(6.5)%	6.5%
Gross margin	41.5%	44.1%	36.9%	(260)bps	460bps
Operating margin	11.7%	63.6%	7.3%	(5,190)bps	440bps

	Non-GAAP Results ($ in millions)
	Q4	Q3	Q4	Change
	FY 2021	FY 2021	FY 2020	Q/Q	Y/Y
Net revenue	$392.1	$419.5	$368.1	(6.5)%	6.5%
Gross margin	47.7%	49.9%	47.2%	(220)bps	50bps
Operating margin	24.6%	27.9%	24.8%	(330)bps	(20)bps

	Net Revenue by Segment ($ in millions)
	Q4	% of	Q3	Q4	Change
	FY 2021	Net Revenue	FY 2021	FY 2020	Q/Q	Y/Y
Optical Communications	$355.2	90.6%	$387.9	$330.3	(8.4)%	7.5%
Lasers	36.9	9.4%	31.6	37.8	16.8%	(2.4)%
Total	$392.1	100.0%	$419.5	$368.1	(6.5)%	6.5%

Financial Overview – Fiscal Year Ended July 3, 2021

	GAAP Results ($ in millions)
	FY 2021	FY 2020	Change Y/Y
Net revenue	$1,742.8	$1,678.6	3.8%
Gross margin	44.9%	38.7%	620bps
Operating margin	30.2%	12.2%	1,800bps

	Non-GAAP Results ($ in millions)
	FY 2021	FY 2020	Change Y/Y
Net revenue	$1,742.8	$1,678.6	3.8%
Gross margin	50.9%	46.5%	440bps
Operating margin	30.8%	26.6%	420bps

	Net Revenue by Segment ($ in millions)
	FY 2021	FY 2020	Change Y/Y
Optical Communications	$1,620.7	$1,515.1	7.0%
Lasers	122.1	163.5	(25.3)%
Total	$1,742.8	$1,678.6	3.8%
The tables above provide comparisons of quarterly and annual results to prior periods, including sequential quarterly and year-over-year changes. A reconciliation between GAAP and non-GAAP measures is contained in this release under the section titled “Use of Non-GAAP Financial Measures.”

Business Outlook
Lumentum expects the following for the fiscal first quarter of 2022:
•Net revenue in the range of $430 million to $445 million
•Non-GAAP operating margin of 30.5% to 32.5%
•Non-GAAP diluted earnings per share of $1.47 to $1.61
We have not provided reconciliations from GAAP to non-GAAP measures for our outlook. A large portion of non-GAAP adjustments, such as restructuring charges, stock-based compensation, non-cash income tax expense and credits, integration related costs, inventory write down due to plans to exit certain product lines and other costs and contingencies unrelated to current and future operations are by their nature highly volatile and we have low visibility as to the range that may be incurred in the future.
Conference Call

Lumentum will host a conference call on August 18, 2021, at 5:30 am PT/8:30 am ET. A live webcast of the call and the replay will be available on the Lumentum website at http://investor.lumentum.com through August 25, 2021, at 8:59 pm PT. To listen to the live conference call, dial (844) 802-2439 or (412) 902-4275 and reference the passcode 10158822. To access the replay, dial (877) 344-7529 or (412) 317-0088 and reference the passcode 10158822. Supporting materials outlining the Company’s latest financial results will be posted on http://investor.lumentum.com under the “Events and Presentations” section concurrently with this earnings press release. Lumentum has used, and intends to continue to use, its Investor Relations website as means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. This press release is being furnished as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission and will be available at http://www.sec.gov/.

About Lumentum

Lumentum (NASDAQ: LITE) is a market-leading designer and manufacturer of innovative optical and photonic products enabling optical networking and laser applications worldwide. Lumentum optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in San Jose, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These include statements regarding our expectations for our markets, any anticipation or guidance as to demand for our products and technology, and our guidance with respect to future net revenue, earnings per share, and operating margins. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Among the factors that could cause actual results to differ from those contemplated are: (a) the COVID-19 pandemic and related impacts, which may continue to adversely impact our business, financial performance and results of operations; (b) quarter-over-quarter product mix fluctuations which can materially impact profitability measures due to the broad gross margin ranges across our portfolio; (c) continued decline of average selling prices across our businesses; (d) effects of seasonality; (e) the ability of our suppliers and contract manufacturers to meet production and delivery requirements for our forecasted demand; (f) inherent uncertainty related to global markets, including the impact of the COVID-19 pandemic, changes in the political or economic environment, including trade and export restrictions and the imposition of tariffs or other duties, and the effect of such markets on demand for our products; (g) changes in customer demand; (h) our ability to attract and retain new customers, particularly in the 3D sensing market; and (i) the risk that Lumentum’s financing or operating strategies will not be successful. For more information on these and other risks, please refer to the “Risk Factors” section included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2021 filed with the Securities and Exchange Commission, and in the Company’s other filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended July 3, 2021, which will be filed within sixty days of our fiscal year end. The forward-looking statements and preliminary financial results contained in this press release are made as of the date hereof and the Company assumes no obligation to update such statements, except as required by applicable law.

Category: Financial

Contact Information

Investors:     Jim Fanucchi, 408-404-5400; investor.relations@lumentum.com

Media:         Sean Ogarrio, 408-546-5405; media@lumentum.com

The following financial tables are presented in accordance with GAAP, unless otherwise specified.

LUMENTUM HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	July 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
Net revenue	$392.1	$368.1	$1,742.8	$1,678.6
Cost of sales	213.4	217.4	898.0	974.6
Amortization of acquired developed intangibles	15.9	15.0	61.7	53.8
Gross profit	162.8	135.7	783.1	650.2
Operating expenses:
Research and development	54.1	49.0	214.5	198.6
Selling, general and administrative	58.3	54.8	241.4	235.2
Restructuring and related charges	4.6	3.1	7.7	8.0
Merger termination fee and related costs, net	—	—	(207.5)	—
Impairment charges	—	1.8	—	4.3
Total operating expenses	117.0	108.7	256.1	446.1
Income from operations	45.8	27.0	527.0	204.1
Interest expense	(18.0)	(15.9)	(66.7)	(61.2)
Other income, net	0.7	3.5	2.8	31.4
Income before income taxes	28.5	14.6	463.1	174.3
Provision for income taxes	7.0	19.2	65.8	38.8
Net income (loss)	$21.5	$(4.6)	$397.3	$135.5

Net income (loss) per share:
Basic	$0.29	$(0.06)	$5.27	$1.79
Diluted	$0.28	$(0.06)	$5.07	$1.75

Shares used to compute net income (loss) per share:
Basic	74.8	75.0	75.4	75.9
Diluted	77.5	75.0	78.4	77.6

LUMENTUM HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)
(unaudited)

	July 3, 2021	June 27, 2020
ASSETS
Current assets:
Cash and cash equivalents	$774.3	$298.0
Short-term investments	1,171.7	1,255.8
Accounts receivable, net	212.8	233.5
Inventories	196.4	188.9
Prepayments and other current assets	81.6	73.8
Total current assets	2,436.8	2,050.0
Property, plant and equipment, net	361.1	393.0
Operating lease right-of-use assets, net	67.4	78.7
Goodwill	368.9	368.9
Other intangible assets, net	241.2	316.8
Deferred tax asset	72.9	81.2
Other non-current assets	3.3	4.0
Total assets	$3,551.6	$3,292.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$116.9	$150.8
Accrued payroll and related expenses	54.3	53.4
Accrued expenses	33.1	23.7
Convertible notes, current	390.7	—
Operating lease liabilities, current	11.8	10.8
Other current liabilities	57.8	44.3
Total current liabilities	664.6	283.0
Convertible notes, non-current	789.8	1,120.3
Operating lease liabilities, non-current	47.6	57.6
Deferred tax liability	35.9	46.5
Other non-current liabilities	40.9	36.0
Total liabilities	1,578.8	1,543.4
Stockholders’ equity:
Common stock, $0.001 par value, 990 authorized shares; 73.0 and 75.1 shares issued and outstanding as of July 3, 2021 and June 27, 2020, respectively	0.1	0.1
Additional paid-in capital	1,743.6	1,676.6
Retained earnings	220.9	64.6
Accumulated other comprehensive income	8.2	7.9
Total stockholders’ equity	1,972.8	1,749.2
Total liabilities and stockholders’ equity	$3,551.6	$3,292.6

Use of Non-GAAP Financial Measures

In this press release, Lumentum provides investors with gross margin, gross profit, research and development expense, selling, general and administrative expense, operating margin, operating income, interest and other income (expense), net, income before income taxes, provision for taxes, net income, and net income per share on a non-GAAP basis as well as the non-GAAP measures of EBITDA and Adjusted EBITDA. Lumentum believes this non-GAAP financial information provides additional insight into the Company’s on-going business operations and results, as well as cash generation, and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. In addition, the Company believes that providing certain of these measures allow investors to better understand the Company’s cash flows and, importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such cash flows. However, these measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes. The non-GAAP financial measures used in this press release should not be considered in isolation from measures of financial performance prepared in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. Further, these non-GAAP financial measures may not be comparable to similarly titled measurements reported by other companies.

Non-GAAP gross margin, non-GAAP gross profit, non-GAAP expenses, non-GAAP operating margin, non-GAAP operating income, non-GAAP income before income taxes, non-GAAP net income, and non-GAAP net income per share and Adjusted EBITDA exclude (i) stock-based compensation, (ii) inventory write-downs and fixed asset impairment due to cancelled programs, plans to exit certain lines of business and other costs and contingencies unrelated to current and future operations, (iii) acquisition and disposition related costs, (iv) integration related costs, (v) amortization of acquired intangibles, (vi) amortization of inventory fair value adjustments, (vii) expenses related to COVID-19 outbreak, (viii) restructuring and related charges, (ix) the termination fee we received in connection with the termination of our proposed merger agreement with Coherent, net of acquisition related charges, (x) impairment charge, (xi) gain on sale of product lines, (xii) foreign exchange (gains) losses, net, (xiii) non-cash interest expense, and (xiv) other charges, which include transferring product lines to Thailand, excess and obsolete inventory charges driven by U.S. trade restrictions and the related decline in demand from Huawei, and litigation related expenses. The presentation of these and other similar items in Lumentum’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual.

A quantitative reconciliation between GAAP and non-GAAP financial data with respect to historical periods is included in the supplemental financial table attached to this press release.

LUMENTUM HOLDINGS INC.
RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES
(in millions, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	July 3, 2021	April 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020

Gross profit on GAAP basis	$162.8	$185.0	$135.7	$783.1	$650.2
Stock-based compensation	5.4	5.3	3.5	19.2	16.1
Inventory and fixed asset write down due to product line exits	—	—	1.0	0.4	7.0
Integration related costs	—	—	1.8	—	4.9
Amortization of acquired intangibles	15.9	15.8	15.0	61.7	53.8
Amortization of inventory fair value adjustments	—	—	—	—	5.8
Expenses related to COVID-19 outbreak (1)	—	—	5.0	—	6.6
Other charges (2)	3.1	3.1	11.9	23.1	35.8
Gross profit on non-GAAP basis	$187.2	$209.2	$173.9	$887.5	$780.2
Gross margin on non-GAAP basis	47.7%	49.9%	47.2%	50.9%	46.5%

Research and development on GAAP basis	$54.1	$57.2	$49.0	$214.5	$198.6
Stock-based compensation	(4.7)	(5.3)	(3.8)	(19.5)	(15.9)
Expenses related to COVID-19 outbreak (1)	—	—	(0.5)	—	(0.5)
Other gains (charges)	(0.3)	(0.6)	1.2	(0.9)	1.1
Research and development on non-GAAP basis	$49.1	$51.3	$45.9	$194.1	$183.3

Selling, general and administrative on GAAP basis	$58.3	$65.5	$54.8	$241.4	$235.2
Stock-based compensation	(14.1)	(14.5)	(9.8)	(54.2)	(41.2)
Integration related costs	—	(0.2)	(1.1)	(0.7)	(12.2)
Amortization of acquired intangibles	(6.2)	(6.2)	(6.2)	(24.0)	(24.8)
Other gains (charges) (3)	3.5	(3.8)	(1.1)	(5.2)	(6.9)
Selling, general and administrative on non-GAAP basis	$41.5	$40.8	$36.6	$157.3	$150.1

Income from operations on GAAP basis	$45.8	$266.9	$27.0	$527.0	$204.1
Stock-based compensation	24.2	25.1	17.1	92.9	73.2
Inventory and fixed asset write down due to product line exits	—	—	1.0	0.4	7.0
Integration related costs	—	0.2	2.9	0.7	17.1
Amortization of acquired intangibles	22.1	22.0	21.2	85.7	78.6
Amortization of fair inventory value adjustments	—	—	—	—	5.8
Restructuring and related charges	4.6	2.9	3.1	7.7	8.0
Merger termination fee and related costs, net (4)	—	(207.5)	—	(207.5)	—
Expenses related to COVID-19 outbreak (1)	—	—	5.5	—	7.1
Impairment charge (5)	—	—	1.8	—	4.3
Other (gains) charges	(0.1)	7.5	11.8	29.2	41.6
Income from operations on non-GAAP basis	$96.6	$117.1	$91.4	$536.1	$446.8
Operating margin on non-GAAP basis	24.6%	27.9%	24.8%	30.8%	26.6%

Interest and other (expense) income, net on GAAP basis	$(17.3)	$(14.0)	$(12.4)	$(63.9)	$(29.8)
Other interest and (income) expense adjustments	—	—	—	—	(2.0)
Gain on sale of product lines	(0.2)	—	(0.7)	(0.7)	(14.5)
Foreign exchange (gains) losses, net	0.6	(1.3)	1.1	4.4	1.4
Non-cash interest expense on convertible notes and term loan	16.2	14.8	14.3	60.1	47.6
Interest and other (expense) income, net on non-GAAP basis	$(0.7)	$(0.5)	$2.3	$(0.1)	$2.7

Income before income taxes on GAAP basis	$28.5	$252.9	$14.6	$463.1	$174.3
Stock-based compensation	24.2	25.1	17.1	92.9	73.2
Inventory and fixed asset write down due to product line exits	—	—	1.0	0.4	7.0
Integration related costs	—	0.2	2.9	0.7	17.1
Amortization of acquired intangibles	22.1	22.0	21.2	85.7	78.6
Amortization of inventory fair value adjustments	—	—	—	—	5.8
Restructuring and related charges	4.6	2.9	3.1	7.7	8.0
Merger termination fee and related costs, net (4)	—	(207.5)	—	(207.5)	—
Expenses related to COVID-19 outbreak (1)	—	—	5.5	—	7.1
Impairment charge (5)	—	—	1.8	—	4.3
Other interest and (income) expense adjustments	—	—	—	—	(2.0)
Gain on sale of product lines	(0.2)	—	(0.7)	(0.7)	(14.5)
Foreign exchange (gains) losses, net	0.6	(1.3)	1.1	4.4	1.4
Non-cash interest expense on convertible notes and term loan	16.2	14.8	14.3	60.1	47.6
Other (gains) charges	(0.1)	7.5	11.8	29.2	41.6
Income before income taxes on non-GAAP basis	$95.9	$116.6	$93.7	$536.0	$449.5

	(Prior Method)					(New Method)
	Three Months Ended			Twelve Months Ended		Three Months Ended			Twelve Months Ended
	July 3, 2021	April 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020	July 3, 2021	April 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020

Provision for income taxes on GAAP basis	$7.0	$27.4	$19.2	$65.8	$38.8	$7.0	$27.4	$19.2	$65.8	$38.8
Income tax adjustments	(0.6)	(21.4)	(17.2)	(24.8)	(9.8)	7.0	(10.5)	(5.6)	12.0	26.4
Provision for income taxes on non-GAAP basis	$6.4	$6.0	$2.0	$41.0	$29.0	$14.0	$16.9	$13.6	$77.8	$65.2

Net income (loss) on GAAP basis	$21.5	$225.5	$(4.6)	$397.3	$135.5	$21.5	$225.5	$(4.6)	$397.3	$135.5
Stock-based compensation	24.2	25.1	17.1	92.9	73.2	24.2	25.1	17.1	92.9	73.2
Inventory and fixed asset write down due to product line exits	—	—	1.0	0.4	7.0	—	—	1.0	0.4	7.0
Integration related costs	—	0.2	2.9	0.7	17.1	—	0.2	2.9	0.7	17.1
Amortization of acquired intangibles	22.1	22.0	21.2	85.7	78.6	22.1	22.0	21.2	85.7	78.6
Amortization of inventory fair value adjustments	—	—	—	—	5.8	—	—	—	—	5.8
Restructuring and related charges	4.6	2.9	3.1	7.7	8.0	4.6	2.9	3.1	7.7	8.0
Merger termination fee and related costs, net (4)	—	(207.5)	—	(207.5)	—	—	(207.5)	—	(207.5)	—
Expenses related to COVID-19 outbreak (1)	—	—	5.5	—	7.1	—	—	5.5	—	7.1
Impairment charge (5)	—	—	1.8	—	4.3	—	—	1.8	—	4.3
Other interest and (income) expense adjustments	—	—	—	—	(2.0)	—	—	—	—	(2.0)
Gain on sale of product lines	(0.2)	—	(0.7)	(0.7)	(14.5)	(0.2)	—	(0.7)	(0.7)	(14.5)
Foreign exchange (gains) losses, net	0.6	(1.3)	1.1	4.4	1.4	0.6	(1.3)	1.1	4.4	1.4
Non-cash interest expense on convertible notes and term loan	16.2	14.8	14.3	60.1	47.6	16.2	14.8	14.3	60.1	47.6
Other (gains) charges	(0.1)	7.5	11.8	29.2	41.6	(0.1)	7.5	11.8	29.2	41.6
Income tax adjustments	0.6	21.4	17.2	24.8	9.8	(7.0)	10.5	5.6	(12.0)	(26.4)
Net income on non-GAAP basis	$89.5	$110.6	$91.7	$495.0	$420.5	$81.9	$99.7	$80.1	$458.2	$384.3

Net income per share on non-GAAP basis	$1.15	$1.40	$1.18	$6.31	$5.42	$1.06	$1.26	$1.03	$5.84	$4.95

Shares used in per share calculation - diluted on GAAP basis	77.5	79.2	75.0	78.4	77.6	77.5	79.2	75.0	78.4	77.6

Non-GAAP adjustment (6)	—	—	2.5	—	—	—	—	2.5	—	—
Shares used in per share calculation - diluted on non-GAAP basis	77.5	79.2	77.5	78.4	77.6	77.5	79.2	77.5	78.4	77.6

In order to give a more meaningful perspective of our tax burden over a longer-term period, and in accordance with the SEC Non-GAAP Financial Measures Compliance and Disclosure Interpretations, beginning in our fiscal fourth quarter, Lumentum is changing its method of calculating its non-GAAP income tax provision. For this quarter only, Lumentum will provide its non-GAAP tax provisions using both the prior method, focused on current year taxes, and a new method. This change in methodology will not affect the Company’s non-GAAP operating profit, annual cash tax payments, or cash flows, but should result in higher reported non-GAAP tax provisions.
(1) During the three and twelve months ended June 27, 2020, we recorded expenses of $5.5 million and $7.1 million, respectively, related to the COVID-19 outbreak, which included incremental costs for payroll expense such as overtime pay, pay for employees who are not working, facilities costs such as gloves, masks and temperature gauges, and under-utilized capacity at certain facilities, in which manufacturing output was impacted. These COVID-19 related costs were partially offset by benefits realized from government credits for employers’ payroll tax.
(2) Other charges excluded from gross profit on non-GAAP basis for the three and twelve months ended July 3, 2021 include costs of transferring product lines to new production facilities of $0.4 million and $6.9 million, respectively. In addition, during the three and twelve months ended July 3, 2021, we incurred a $2.8 million write-down of an idle asset. During the three months ended July 3, 2021, we benefited from a $1.1 million sale of inventory to Huawei that was previously written down due to U.S. trade restrictions and the related decline in demand. We incurred excess and obsolete inventory charges related to the decline in demand from Huawei of $4.5 million during the twelve months ended July 3, 2021. During the twelve months ended July 3, 2021, we recorded $5.0 million impairment charge associated with excess capacity related to our Fiber laser business.
Other charges excluded from gross profit on a non-GAAP basis for the three and twelve months ended June 27, 2020, primarily include costs of transferring product lines to new production facilities, including Thailand of $3.0 million and $11.5 million, respectively. We also incurred excess and obsolete inventory charges driven by the decline in demand from Huawei $12.8 million during the twelve months ended June 27, 2020. In addition, during the three months ended June 27, 2020, we incurred $6.2 million impairment charges associated with excess capacity related to our Fiber laser business.
(3) Other gains (charges) excluded from selling, general and administrative on non-GAAP basis for the three and twelve months ended July 3, 2021 include an $8.3 million gain on the sale of land and building in San Jose, California.
(4) For the twelve months ended July 3, 2021, we recorded a $217.6 million gain related to the receipt of a termination fee from Coherent in March 2021 as a result of the termination of our merger agreement. This gain was offset by $10.1 million of Coherent acquisition related charges.
(5) For the three and twelve months ended June 27, 2020, we recorded impairment charges of $1.8 million and $4.3 million, respectively for property, plant and equipment related to the decision to exit the Datacom module product line.
(6) This adjustment represents weighted-average potentially dilutive securities from our stock-based benefit plans excluded from the computation of diluted net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. This adjustment amount is added for the computation of diluted net income per share on a non-GAAP basis as we had a net income on a non-GAAP basis.

LUMENTUM HOLDINGS INC.
RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED EBITDA
(in millions, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	July 3, 2021	April 3, 2021	June 27, 2020	July 3, 2021	June 27, 2020
GAAP net income (loss)	$21.5	$225.5	$(4.6)	$397.3	$135.5
Interest and other expense (income), net	17.3	14.0	12.4	63.9	29.8
Provision for income taxes	7.0	27.4	19.2	65.8	38.8
Depreciation	21.0	22.8	25.5	91.4	113.3
Amortization of acquired intangibles	22.1	22.0	21.2	85.7	78.6
EBITDA	88.9	311.7	73.7	704.1	396.0
Amortization of inventory fair value adjustments	—	—	—	—	5.8
Restructuring and related charges	4.6	2.9	3.1	7.7	8.0
Stock-based compensation	24.2	25.1	17.1	92.9	73.2
Inventory and fixed asset write down due to product line exits	—	—	1.0	0.4	7.0
Integration related costs	—	0.2	2.9	0.7	17.1
Merger termination fee and related costs, net	—	(207.5)	—	(207.5)	—
Impairment charges	—	—	1.8	—	4.3
Expenses related to COVID-19 outbreak	—	—	5.5	—	7.1
Other (gains) and charges	(0.2)	5.9	10.0	22.7	32.6
Adjusted EBITDA	$117.5	$138.3	$115.1	$621.0	$551.1